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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference in this Joint Proxy Statement/Prospectus contained in a Registration Statement on Form S-4 related to the merger of Community Health Systems, Inc. with Hallmark Healthcare Corporation of our reports, dated February 22, 1994, included or incorporated by reference in Community Health Systems, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1993, and to all references to our firm included in this Joint Proxy Statement/Prospectus.


ARTHUR ANDERSEN & CO.


Houston, Texas

August 22, 1994